Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND THE FULL YEAR

Riverhead, New York, January 18, 2005 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the fourth quarter of 2004. Net income for the quarter was $5,886,000, up 7.0 percent from $5,499,000 posted during the same period last year. Earnings-per-share for the quarter were $0.54, up from $0.50 in the comparable period of 2003. Net income for the year was $20,990,000, a decline of 1.6 percent from $21,336,000 posted during the same period last year. Earnings-per-share for the year to date were $1.93 compared to $1.92, up 0.5 percent. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “Commercial banks have faced several challenges during the past year. The first was the extended period of time during which interest rates hovered near their lowest levels in more than four decades. This compressed net interest margins. Also, those institutions with significant portfolios in indirect retail paper financing consumer durables have been affected by ongoing structural changes in this business which has moved to the captive finance subsidiaries of the major manufacturers through complex incentive programs. Finally, competition has been intense for fee income on deposits, resulting in fee reductions and/or the provision of “free” deposit services. These challenges not withstanding, Suffolk Bancorp was able to post modest gains in earnings-per-share both for the quarter and the full year primarily owing to securities gains. These were the result of a repositioning of the investment portfolio into medium-term securities to improve portfolio yield, taking advantage of momentary steepness in the yield curve. Also contributing to revenue were substantial increases in commercial real estate mortgages, construction loans, and home equity loans. Offsetting this, however, was the run-off of older, higher yielding loans and securities and the reinvestment of the proceeds in instruments bearing the lower, current market rates. Interest expense continued to moderate, with total interest expense falling by 24.7 percent for the full year of 2004 versus 2003.

He went on to say, “Non-interest income, as noted, is under pressure from increased competition for all types of fee income, and has been affected by the decline in mortgage refinance from year to year. Overall, our control of non-interest expense and overhead has been quite successful, growing only 1.2 percent year over year while average assets grew 5 percent.”

He continued, “The most recent quarter illustrates current and what we believe will be future trends. Net interest margin has stabilized as rates increased both on floating rate paper currently in portfolio and on new business, and net interest income is up slightly over the same period last year after having trended downward earlier in 2004. As Suffolk Bancorp’s portfolio tends to benefit when interest rates rise, we believe that this bodes well for net interest income going forward. Second, rates of increase in non-interest expense for the quarter approximated the rate of growth of average assets, attributable in significant measure to an increase in occupancy expense. This is the result of ongoing improvements to upgrade our retail facilities to meet the needs of a growing clientele.

Mr. Kohlmann concluded, “Taking all of these factors into account, we are optimistic about our performance during 2005, and expect to remain among the high-performing banks in the nation.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 26 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
January 18, 2005

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	4th Q 2004	4th Q 2003	Change	YTD 2004	YTD 2003	Change
EARNINGS
Net Income	$5,886	$5,499	7.0%	$20,990	$21,336	(1.6)%
Net Interest Income	15,527	15,331	1.3%	60,794	61,194	(0.7)%
Earnings-Per-Share - Basic	0.54	0.50	8.0%	1.93	1.92	0.5%
Cash Dividends-Per-Share	0.19	0.19	0.0%	0.76	0.76	0.0%
AVERAGE BALANCES
Average Assets	1,377,746	1,315,082	4.8%	1,362,664	1,297,849	5.0%
Average Net Loans	806,086	828,349	(2.7)%	816,765	807,430	1.2%
Average Investment Securities	435,841	385,707	13.0%	404,708	369,708	9.5%
Average Deposits	1,231,702	1,191,315	3.4%	1,222,634	1,174,894	4.1%
Average Equity	102,566	96,508	6.3%	100,106	97,275	2.9%
RATIOS
Return on Average Equity	22.95%	22.79%	0.7%	20.97%	21.93%	(4.4)%
Return on Average Assets	1.71%	1.67%	2.4%	1.54%	1.64%	(6.1)%
Average Equity/Assets	7.44%	7.34%	1.4%	7.35%	7.50%	(2.0)%
Net Interest Margin (FTE)	4.98%	5.03%	(1.0)%	4.92%	5.13%	(4.1)%
Efficiency Ratio	49.11%	48.85%	0.5%	50.11%	49.91%	0.4)%
Tier 1 Leverage Ratio Dec. 31	7.55%	7.21%	4.7%
Tier 1 Risk-based Capital Ratio Dec. 31	11.08%	10.15%	9.2%
Total Risk-based Capital Ratio Dec. 31	11.95%	11.06%	8.0%
ASSET QUALITY
during period:
Net (Recoveries) Charge-offs	$(5)	$220	(102.3)%	$2,314	$1,076	115.1%
Net Charge-offs/Average Net Loans (annual)	(0.00)%	0.11%	(100.0)%	0.28%	0.13%	115.4%
at end of period:
Non-accrual & Restructured Loans	$1,934	$1,819	6.3%
Foreclosed Real Estate (“OREO”)	0	0	0.0%
Total Non-performing Assets	1,934	1,819	6.3%
Allowance/Non-performing Assets	424.51%	470.09%	(9.7)%
Allowance/Loans, Net of Discount	0.99%	1.02%	(2.9)%
Net Loans/Deposits	68.24%	69.94%	(2.4)%
EQUITY
Shares Outstanding	10,842,537	10,949,283	(1.0)%
Common Equity	$106,327	$100,170	6.1%
Book Value Per Common Share	9.81	9.15	7.2%
Tangible Common Equity	105,513	99,356	6.2%
Tangible Book Value Per Common Share	9.73	9.07	7.3%
LOAN DISTRIBUTION
at end of period:
Commercial, Financial & Agricultural Loans	158,205	171,616	(7.8)%
Commercial Real Estate Mortgages	262,262	232,119	13.0%
Real Estate - Construction Loans	50,455	30,461	65.6%
Residential Mortgages (1st and 2nd Liens)	114,969	113,979	0.9%
Home Equity Loans	75,486	60,397	25.0%
Consumer Loans	162,206	229,711	(29.4)%
Other Loans	1,847	778	137.4%

Total Loans (Net of Unearned Discounts)	$825,430	$839,061	(1.6)%

PRESS RELEASE
January 18, 2005

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	December 31,
	2004	2003	Change
ASSETS
Cash & Due From Banks	$37,553	$52,053	(27.9)%
Federal Funds Sold	2,500	4,300	(41.9)%
Investment Securities:
Available for Sale, at Fair Value	427,678	376,188	13.7%
Obligations of States & Political Subdivisions	11,900	12,369	(3.8)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	1,823	1,535	18.8%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	442,139	390,830	13.1%

Total Loans	825,430	839,061	(1.6)%
Allowance for Loan Losses	8,210	8,551	(4.0)%

Net Loans	817,220	830,510	(1.6)%

Premises & Equipment, Net	23,005	22,780	1.0%
Accrued Interest Receivable, Net	5,993	5,869	2.1%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	19,183	21,601	(11.2)%

TOTAL ASSETS	$1,348,407	$1,328,757	1.5%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$385,736	$364,219	5.9%
Saving, N.O.W. & Money Market Deposits	601,336	587,553	2.3%
Time Certificates of $100,000 or More	22,737	21,947	3.6%
Other Time Deposits	187,783	213,777	(12.2)%

Total Deposits	1,197,592	1,187,496	0.9%

Federal Home Loan Bank Borrowings	25,300	20,000	26.5%
Dividend Payable on Common Stock	2,061	2,080	(0.9)%
Accrued Interest Payable	721	800	(9.9)%
Other Liabilities	16,406	18,211	(9.9)%

TOTAL LIABILITIES	1,242,080	1,228,587	1.1%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,842,537 and 10,949,283 shares outstanding at December 31, 2004 and 2003, respectively)	33,884	33,879	0.0%
Surplus	19,440	19,375	0.3%
Treasury Stock at Par (2,711,199 and 2,602,335 shares, respectively)	(6,778)	(6,506)	4.2%
Retained Earnings	58,310	48,888	19.3%

	104,856	95,636	9.6%

Accumulated Other Comprehensive Income, Net of Tax	1,471	4,534	(67.6)%

TOTAL STOCKHOLDERS’ EQUITY	106,327	100,170	6.1%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,348,407	$1,328,757	1.5%

PRESS RELEASE
January 18, 2005

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	12/31/04	12/31/03	Change	2004	2003	Change
INTEREST INCOME
Federal Funds Sold	$87	$30	190.0%	$310	$221	40.3%
United States Treasury Securities	102	104	(1.9)%	414	416	(0.5)%
Obligations of States & Political Subdivisions	336	162	107.4%	983	563	74.6%
Mortgage-Backed Securities	2,685	2,337	14.9%	10,365	10,396	(0.3)%
U.S. Government Agency Obligations	1,203	1,077	11.7%	4,342	3,691	17.6%
Corporate Bonds & Other Securities	21	9	133.3%	80	94	(14.9)%
Loans	12,929	13,580	(4.8)%	51,679	55,614	(7.1)%

Total Interest Income	17,363	17,299	0.4%	68,173	70,995	(4.0)%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	721	655	10.1%	2,755	3,658	(24.7)%
Time Certificates of $100,000 or more	98	102	(3.9)%	368	478	(23.0)%
Other Time Deposits	1,010	1,195	(15.5)%	4,209	5,604	(24.9)%
Federal Funds Purchased	—	—	0.0%	—	12	(100.0)%
Interest on Other Borrowings	7	16	(56.3)%	47	49	(4.1)%

Total Interest Expense	1,836	1,968	(6.7)%	7,379	9,801	(24.7)%

Net-interest Income	15,527	15,331	1.3%	60,794	61,194	(0.7)%
Provision for Loan Losses	225	212	6.1%	1,973	932	111.7%

Net-interest Income After Provision	15,302	15,119	1.2%	58,821	60,262	(2.4)%

OTHER INCOME
Service Charges on Deposit Accounts	1,420	1,413	0.5%	5,659	5,693	(0.6)%
Other Service Charges, Commissions & Fees	602	679	(11.3)%	2,518	2,537	(0.7)%
Fiduciary Fees	283	324	(12.7)%	1,207	1,199	0.7%
Net Securities Gains	775	—	100.0%	1,994	464	329.7%
Other Operating Income	374	488	(23.4)%	916	1,417	(35.4)%

Total Other Income	3,454	2,904	18.9%	12,294	11,310	8.7%

OTHER EXPENSE
Salaries & Employee Benefits	5,547	5,340	3.9%	21,753	21,670	0.4%
Net Occupancy Expense	778	636	22.3%	3,129	2,856	9.6%
Equipment Expense	525	506	3.8%	2,142	2,181	(1.8)%
Other Operating Expense	2,471	2,425	1.9%	9,597	9,483	1.2%

Total Other Expense	9,321	8,907	4.6%	36,621	36,190	1.2%

Income Before Provision for Income Taxes	9,435	9,116	3.5%	34,494	35,382	(2.5)%
Provision for Income Taxes	3,549	3,617	(1.9)%	13,504	14,046	(3.9)%

NET INCOME	$5,886	$5,499	7.0%	$20,990	$21,336	(1.6)%

Average:
Common Shares Outstanding	10,847,098	10,948,579	(0.9)%	10,882,327	11,055,897	(1.6)%
Dilutive Stock Options	30,971	36,408	(14.9)%	31,323	34,205	(8.4)%

Average Total	10,878,069	10,984,987	(1.0)%	10,913,650	11,090,102	(1.6)%

EARNINGS PER COMMON SHARE
Basic	$0.54	$0.50	8.0%	$1.93	$1.92	0.5%
Diluted	$0.54	$0.50	8.0%	$1.92	$1.92	0.0%